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                                                                    Exhibit 23.6

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this registration Statement of Enersis S.A. on Form F-4, of our report dated January 17, 2003 relating to the financial statements of Endesa de Colombia S.A. and subsidiaries as of and for the year ended December 31, 2002, not presented separately, appearing in the Annual Report on Form 20-F/A of Enersis for the year ended December 31, 2002, and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.


/s/ Deloitte Colombia Ltda.

DELOITTE COLOMBIA LTDA.

Bogota, Colombia

February 18, 2004